Ham, Langston
& Brezina LLP
Certified Public Accountants

**CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM**

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2013 relating to the consolidated financial statements of One World Holdings, Inc., which appears in the Annual Report on Form 10-K of One World Holdings, Inc. as of and for the year ended December 31, 2012.

Ham, Langston & Brezina, L.L.P.

Houston, Texas
October 29, 2013

Ham, Langston & Brezina L.L.P. | 11550 Fuqua, Suite 475, Houston, TX 77034 | 281-481-1040 | www.hlb-cpa.com